NEWTEKONE, INC.
SUBSIDIARIES

Name of Company	State of Incorporation/Organization

CCC Real Estate Holdings, LLC	Delaware
CDS Business Services, Inc. dba Newtek Business Credit Solutions	Delaware
Mobil Money, LLC	New York
Newtek Bank, National Association	Florida
NBL SPV I, LLC	Delaware
NBL SPV II, LLC	Delaware
NBL SPV III, LLC	Delaware
NBSH Holdings, LLC	New York
Newtek Asset Backed Securities, LLC	New York
Newtek Business Services Holdco 6, Inc.	New York
Newtek Commercial Lending, Inc.	New York
Newtek Insurance Agency, LLC	District of Columbia
Newtek Merchant Solutions, LLC	New York
Newtek Small Business Finance, LLC	New York
Newtek Technology Solutions, Inc.	New York
PMTWorks Payroll, LLC dba Newtek Payroll and Benefits Solutions	New York
POS on Cloud, LLC, dba Newtek Payment Systems	Kentucky
Small Business Lending, LLC	New York
Titanium Asset Management, LLC	New York
Wilshire DC Partners, LLC	District of Columbia
Wilshire Louisiana Bidco, LLC	Louisiana
Wilshire Louisiana Partners II, LLC	Louisiana
Wilshire Louisiana Partners III, LLC	Louisiana
Wilshire New York Partners III, LLC	New York